SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20509

                            FORM 8-K

                         CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act

                         June 12, 2000
                         Date of Report
               (Date of Earliest Event Reported)

                     Alpine Air Express, Inc.
     (Exact Name of Registrant as Specified in its Charter)

       Delaware                    000-27011                 33-0619518
(State or other juris-          (Commission File No.)       (IRS Employer
diction of incorporation)                                    I.D. No.)

                       3450 West Jense Parkway
                          Provo, Utah 84601
               (Address of Principal Executive Offices)

                            801-373-1508
                   Registrant's Telephone Number

                         24351 Pasto Road, #B
                    Dana Point, California 92629
                       ----------------------
        (Former Name and Address of Principal Executive Offices)


Item 1.   Changes in Control of Registrant.

     (a) Effective as of June 12, 2000, the Registrant; Alpine Aviation, Inc., a Utah corporation ("Alpine"); and all of the stockholders of Alpine (the "Alpine Stockholders"), executed an Agreement and Plan of Reorganization, as amended (respectively, the "Alpine Plan" and the "Amended Alpine Plan"), whereby the Registrant acquired 100% of the outstanding securities of Alpine. The effective date of the Alpine Plan was June 12, 2000, and the combination of these entities was treated as a purchase for accounting purposes, with Alpine becoming a wholly-owned subsidiary of the Registrant on closing. On August 28, 2000, the Alpine Plan was amended by the Amended Alpine Plan to include certain persons and entities who had been given shares of Alpine by its former sole stockholder, Eugene R. Mallette, prior to the completion of the Alpine Plan; to include the grant of an option to the Registrant to purchase 100% of the outstanding shares of C.L.B. Corporation, a Utah corporation ("CLB"), that is wholly-owned by Mr. Mallette; and to amend
Exhibit I to the Alpine Plan.

     The source of the consideration used by the Alpine Stockholders to acquire their interest in the Registrant was the exchange of 100% of the outstanding securities of Alpine.

     The basis of the "control" by the Alpine Stockholders is stock ownership, and two of the Alpine Stockholders, Mr. Mallette and Bill Distefano, were designated and elected to the Board of Directors of the Registrant. Mr. Mallette was also elected as the CEO; and Mr. Distefano was elected the President. These persons served Alpine in these capacities prior to the completion of the Alpine Plan.

     The principal terms of the Alpine Plan were:

          1. The acquisition of 100% of the outstanding securities of Alpine in exchange for 9,895,000 shares of the Registrant's common stock ("restricted securities").

          2. The execution of a Stock Purchase and Sale Agreement (the "CLB Option Agreement") pursuant to which the Registrant was granted an option to purchase 100% of the outstanding common stock of CLB for a total purchase price of $17,000,000 payable by the issuance of 5,000,000 shares of the Registrant's common stock at an agreed value of $3.40 per share to Mr. Mallette, the sole stockholder of CLB. The option expires two years from the date of the execution of the CLB Option Agreement or August 27, 2002. Alpine leases all of its aircraft from CLB.

          3. The Resignation of the directors and executive officers of the Registrant, and the election of the directors and executive officers of Alpine as directors and executive officers of the Registrant.

          4. A change of name of the Registrant to "Alpine Air Express, Inc."

          5. The issuance of 105,000 shares of common stock of the Registrant ("restricted securities") to Smith Consulting Services, Inc., a Utah corporation and financial consulting firm ("SCS"), as partial consideration of fees due and owing SCS that were rendered in connection with the negotiation and consummation of the Alpine Plan. See Item 5.

          6. The filing of a registration statement with the Securities and Exchange Commission to register certain outstanding securities of the Registrant for resale (the "Registration Statement").

     Prior to the completion of the Alpine Plan, there were 1,000,000 outstanding shares of the Registrant's common stock. Following the completion of the Alpine Plan, there were 11,000,000 outstanding shares of common stock.

     A copy of the Alpine Plan, as amended, including all material exhibits and related instruments, accompanies this Report, which, by this reference, is incorporated herein; the foregoing summary is modified in its entirety by such reference. See Item 7, Exhibits 2 and 2.1.

     The former principal stockholder of the Registrant and his percentage of ownership of the outstanding voting securities of the Registrant prior to the completion of the Alpine Plan was: Jehu Hand, Esq., former President and Chief Financial Officer of the Registrant, 800,000 (80%).

     (b) To the knowledge of management and based upon a review of the stock ledger maintained by the Registrant's transfer agent and registrar, the following table sets forth the beneficial ownership of persons who own more than five percent of the Registrant's common stock as of the date hereof, and the share holdings of new management:

Name                   Positions Held               Shares Owned          %

Eugene R. Mallette     CEO, Director                 9,396,688 *        85.4%

The Mallette Family    Stockholder                     989,500 *         8.9%
Limited Partnership

Bill Distenfano        President, Director             491,979           4.5%

Max A. Hansen          Secretary/Treasurer, Director      -0-            -0-

Charles L. Bates       Director                           -0-            -0-

Richard Rowack         Director                           -0-            -0-

SCS                    Financial Consultant            723,850           6.6%

           * The 9,396,688 shares owned beneficially by Eugene R. Mallette includes the 989,500 shares that are also included as being owned by The Mallette Family Limited Partnership of which Mr. Mallette is the General Partner.

Officers and
Directors
Collectively                                         9,888,667          89.9%

Item 2.   Acquisition or Disposition of Assets.

     (a)  See Item 1.

     The consideration exchanged under the Alpine Plan was negotiated at "arms length" and the sole Director, Mr. Hand, of the Registrant used criteria used in similar uncompleted proposals involving the Registrant in the past, including the relative value of the assets of the Registrant in comparison to those of Alpine; Alpine's present and past business operations; the future potential of Alpine; its management; and the potential benefit to the stockholders of the Registrant. The sole Director determined that the consideration for the exchange was reasonable, under these circumstances.

     No director, executive officer or controlling person of the Registrant had any direct or indirect interest in Alpine prior to the completion of the Alpine Plan.

     (b) The Registrant is a successor to and intends to continue the business operations conducted and intended to be conducted by Alpine, and which are described below under the caption "Business."

     Also see the Financial Statements of Alpine which accompany this Report. See Item 7.

                                MANAGEMENT

Directors and Executive Officers
--------------------------------

     The members of the Board of Directors of Alpine serve until the next annual meeting of stockholders, or until their successors have been elected. The officers serve at the pleasure of the Board of Directors. The following are the directors and executive officers of Alpine:

Name                       Age     Position               Held Position Since*

Eugene R. Mallette         51   Chairman and CEO               1986
Bill Distefano             53   President and Director         1982
Leslie Hill                46   Chief Financial Officer        2000
Max Hansen                 51   Secretary/Treasurer
                                and Director                   1986
Charles L. Bates           76   Director                       2000
Richard A. Rowack          52   Director                       2000

          * These years represent the period of service as a director or executive officer of Alpine.

     Mr. Mallette began his career with Alpine in 1979 as its Sales Manager, then became General Manager later in 1979. He became Chief Executive Officer and Director upon acquiring Alpine in 1986. Prior to his employment by Alpine, he was employed by the State of Montana as a staff auditor. He received a B.A. in Business Administration from Carroll College in 1971. Mr. Mallette holds a private pilot's license and maintains proficiency in many of the Company's aircraft types. He devotes time to civic and charitable causes and was previously Chairman of the Better Business Bureau of Utah County and Vice-President of the Provo Chamber of Commerce.

     Bill Distefano has been Director of Maintenance for Alpine since 1972. He became a director in 1986 and president in 1992. He holds an Aircraft and Engine Repair Certificate and an Airframe Inspector certificate from the FAA.

     Leslie Hill has been our accountant since 1998 and named Chief Financial Officer in 2000. Prior to 1998, Ms. Hill was employed by Sendsations Card Company as controller. She received a Bachelor of Science degree from Brigham Young University in 1991. In 1999, Ms. Hill received the "Outstanding Achievement Award" from the Dale Carnegie Foundation in Salt Lake City, Utah.

     Max Hansen has been a director since 1986. He has been practicing law since 1976 and has had his own firm, Max A. Hansen & Associates, P.C. since 1980. Mr. Hansen provides legal services to Alpine. From 1988 to 1989, he was President of the Montana Bar Association and is currently a member of the American Bar Association House of Delegates. From 1982 to 1987 he was also Chairman of the Police Commission of Dillon, Montana. He was an instructor at Western Montana College of Law from 1980 to 1987. Mr. Hansen has received distinguished service awards from the Montana State Bar Association and the Montana Supreme Court. He received a JD degree from the University of San Diego in 1976, where he was a member of law review, and received a BA in Political Science from Carroll College.

     Charles L. Bates was named a director in 2000. Mr. Bates is currently retired. He received a Bachelor of Science degree with honors in Mechanical Engineering from Northeastern University in Boston. Mr. Bates has been founder and president of the Valtek Company, a producer of high pressure automated valves, with manufacturing operations and offices in Utah, Alberta, Canada, Houston, Los Angeles, Melbourne, Auckland, New Zealand and Japan. Valtek products are also manufactured under license in England, Brazil, South Africa and Indonesia. In 1978, Valtek was named "Growth Company of the Year", by the National Association of Investment Clubs. In 1976 the Small Business Association named Mr. Bates the "Utah Businessman of the Year" and in 1977 he was recognized as "Utah's Outstanding Practicing Engineer" by the Utah Engineering Council. Mr. Bates served as a Member of the Board of Directors of the National Association of Manufacturers and the Utah Manufacturers Association. He was a Vice-President of the Utah Foundation and has served as the President of the Utah County Unit of the American Cancer Society. He is a former President of the Fluid Controls Institute and the Salt Lake City Chapter of the Instrument Society of American. He is a member of the National Council of Northeastern University and is a member of the Board of Directors of Daw Technologies, Inc. and was a member of the Board of Directors of Duriron Co.

     Richard A. Rowack was named a director of Alpine in 2000. Mr. Rowack has been employed by Republic Financial Corporation since 1988 working in their international commercial aircraft group. Republic Financial Corporation is focused on the acquisitions, sales and leasing of commercial, transport category passenger and cargo aircraft. Mr. Rowack graduated from the University of Colorado in 1973 with a degree in Finance.

                               BUSINESS

Background
----------

     Alpine Aviation, Inc., a Utah Corporation ("Alpine Aviation"), was organized in 1972 and has been operated by the same management since 1986; it is presently a wholly-owned subsidiary of the Registrant.

     Alpine is an air cargo operator, transporting mail packages and other time-sensitive cargo between 19 cities in the western portion of the United States. Alpine began its operations in the 1970's with the intent of being a regional charter and cargo carrier. After present management acquired control in 1986, Alpine began to focus less on the charter or passenger services and more on the cargo aspects of the airline industry. Throughout most of the 1990's, Alpine has focused more and more on hauling mail for the Postal Service because of their favorable contracts, routes and payment practices.
As a result of this focus, approximately 80% of Alpine's revenues now come from the Postal Service.

Industry overview
-----------------

     The package delivery or cargo business has evolved rapidly over the last two decades, driven by the integration of world markets, the rationalization of corporate supply chains and the implementation of enterprise software and Internet-based information technology solutions. The ability to provide time-definite delivery options and transfer information increasingly determines success. Customer demands for real-time information processing and worldwide distribution and logistics capabilities favor larger companies with integrated services.

     Customers increasingly focus on the timing and predictability of deliveries rather than the mode of transportation. As customers re-engineer the total distribution process, which includes order processing, administration, warehousing, transportation and inventory management, they are attempting to reduce the most expensive and fastest growing component -- inventory carrying costs. Time-definite transportation, which is no longer limited to air express, has become a critical part of just-in-time inventory management and improving overall distribution efficiency.

     Technology advances have made it easier for companies to analyze and compare distribution options. Rapid advances in technology have also helped move the traditional business model in which manufacturers "pushed" products into the supply chain, often based on incomplete information, toward a model where end-user demand "pulls" products into the supply chain. This evolution has placed greater demands on transportation systems for visibility of information at all stages of the order/delivery process, because time-to-market is becoming a key component of financial and operating success.

     As a result of these changes, individual shipments are generally smaller but more frequent and a greater proportion of products is being delivered directly to end-users, particularly as e-commerce takes hold. Customers expect high performance levels and broad product offerings as they seek to optimize supply chain solutions.

     Delivery of packages to a specific destination at a guaranteed time has been the growth engine for the package delivery industry over the past decade. Time-definite service has grown from 4% of the U.S. parcel delivery market in 1977 to over 60% today. Time-definite service has grown from just under 10 billion revenue ton miles in 1989 to over 14 billion revenue ton miles in 1997, for a compound annual growth rate of 4.3%, while charter, scheduled mail and scheduled freight have remained relatively flat during that period. Internationally, however, time-definite service represents only 6% of the parcel delivery market, demonstrating the potential for substantial growth.

     The key U.S. industry trends are:

     There has been dramatic growth in the utilization of e-commerce by both consumers and businesses for the transfer of goods. Consumers who use the Internet for home shopping and other services shop across borders and require global delivery capabilities. According to Forrester Research, $80 billion in goods were purchased globally over the Internet in 1998, and this figure is expected to reach over $3.2 trillion in 2003. Of this $80 billion, 80% to 85% represented business-to-business sales, with the remainder representing business-to-residential sales.

     Customers are demanding increasingly complex supply chain management solutions that require more sophisticated information technology systems. Major manufacturers require increased precision in delivery time, and customers demand precise tracking and timely information about potential service disruptions.

     Industry Consolidation. The industry has become increasingly dominated by large integrated carriers such as FedEx and UPS that provide seamless services, including pick-up and delivery, shipment via air and/or road transport and customs clearance. The pace of consolidation in the package delivery industry has increased on a global scale, particularly in Europe, due to the following factors:

     - the need for global distribution networks, large vehicle fleets, global information technology systems and the resources necessary for their development or acquisition;

     -    customers' desire for integrated services;

     - high growth in the international and cross-border delivery segments;

     -    deregulation of European delivery markets.

     Industry participants are acquiring, merging with or forming alliances with partners that can expand global reach, breadth of services or technological capabilities in order to better enable those participants to compete in a rapidly changing global environment. In particular, government-run post offices have made several recent alliances with and acquisitions of private-sector companies. Post offices, which still maintain numerous advantages over private-sector companies, create significant challenges for competitors worldwide. Statistics compiled by Boeing Aircraft Company indicated air cargo traffic will nearly triple by 2017. We feel with the growth in cargo and with e-commerce taking hold, the need for companies like Alpine will only continue to expand. We offer the ability to deliver mail and cargo to smaller markets without the associated capital cost.

Routes and Delivery
-------------------

     Alpine currently has 20 routes covering 19 western cities in 9 states. Most routes are flown every day and some several times a day. In fiscal 1999, Alpine transported 9,360 tons of cargo. The largest component of Alpine's cargo mix is U.S. mail, which accounted for approximately 80% of our fiscal 1999 revenue. Alpine's delivery commitment on U.S. mail and most of the cargo ranges from one to four hours. Alpine has consistently garnered awards from the U.S. Postal service for timeliness ranking in the top 10% of all contract carriers for the Postal Service.

     Alpine services its routes with 18 aircraft which are smaller turbo-prop planes. Currently, the largest planes in our fleet are Beechcraft 99 which hold 3,000 pounds of cargo. The Postal Service delivers and picks up all cargo we carry at the plane, unless separate arrangements have been made. The Post Office delivery and pick up plane side enables us to reduce our cost.

Expansion Strategy
------------------

     Our current routes could support additional and larger planes. To meet this need, we have located, and made an offer to purchase up to fifteen Beechcraft 1900's along with their spare parts inventory. The Beechcraft 1900 is typically configured for 5,400 pounds and 611 cubic feet of cargo capacity. The Beechcraft 1900 is an all-weather aircraft powered by twin, PT-6 Pratt Whitney turbo props. It has a range of about 800 statute miles and enjoys a sound reputation for safety. Acquisition of the Beechcraft 1900 will increase the total cargo capacity of the Company's aircraft from 54,000 pounds to 135,000 pounds per day, an increase of 150%. With these aircraft, Alpine will be able to bid on additional Postal Service routes and also try to receive some of the contract hauling contracts from integrated carriers like FedEx and Emery. The additional advantages of the Beechcraft 1900 include allowing us to carry more freight on routes increasing our economies of scale since it does not cost much more to operate than our current planes.

     The offer is for a purchase price of approximately two million dollars ($2,000,000) per plane payable at delivery. Our offer was accepted in July 2000. Presently, management has made the decision that Alpine will assign its rights to purchase the planes to Eugene Mallette. Mr. Mallette, in turn, has agreed to purchase the planes and lease them back to Alpine on similar terms as our other leases. The decision was made to transfer the purchase rights to Mr. Mallette because management did not want Alpine to take on the debt associated with the planes. We have agreed to loan Mr. Mallette $1,000,000 towards the down payment on the planes. As part of the terms of this loan, Alpine will receive an irrevocable two year option to purchase the planes from Mr. Mallette. The purchase price will be the fair market value on the date the option is exercised. Alpine is hopeful that it will be able to sell our equity in the future to buy the planes. In the meantime, Alpine is maintaining its flexibility in having the ability to use the planes without the burdensome debt associated with the planes.

     Alpine is also seeking potential acquisitions in the western portion of the United States which would add planes, additional contracts and additional maintenance facilities at a location which would be able to serve our routes. Presently, Alpine does not have any agreements to acquire any other cargo companies. Alpine has talked to its competitors in our region to see if any are interested in being acquired by Alpine. So far, all talks are in the early/development stages and no agreements are anticipated until Alpine is finished with the registration of its securities and has its shares of Common Stock listed for trading. Even then, Alpine anticipates a potential seller would want to wait a period of time to see how shares of Alpine's Common Stock are valued by the marketplace.

Ancillary Services
------------------

     Our Provo, Utah base contains a fixed base operation. Our fixed base operation operates a flight school, sells aviation fuel, provides catering and charter services, performs "outside" maintenance, and houses a training facility for our captains and first officers. Our operation has grown to the point the fixed base operation has become a drain in terms of the time to manage and in trying to handle third party needs in conjunction with our own needs for maintenance and training facilities. We, therefore, anticipate selling the fixed base operation to a third party or parties and concentrate our personnel resources, which would stay with Alpine on our own maintenance and training needs. We do not anticipate a significant change in earnings as a result of its sale to a third party. In recent years, our own expansion has resulted in most of the fixed base operation being directed to the maintenance of our own planes.

Employees
---------

     The Company has 64 employees including 7 in administration and 57 in flight operations which includes 19 pilots. No employees belong to any labor union.

Facilities
-----------

     Alpine leases all of its real property, exclusive of buildings. Alpine leases 41,496 square feet at the Provo Municipal Airport under a lease that
expires in 2013.  The lease calls for monthly payment of $572.80.   The
buildings on the lease grounds are the property of Alpine. These facilities are not large enough to handle current and future needs and Alpine has tentatively leased additional property at the airport under a proposed lease that would expire in 2040. Under the terms of the proposed lease Alpine will pay a monthly lease rate of approximately $800. We intend to build new facilities on this property to meet our current and future operational needs. Alpine hopes to sell our current buildings and assign the current lease to a
third party once the new facility is completed.   Presently, we estimate the
new facilities will be completed around February 2001 at a cost of up to $1,000,000.

     We also lease a 10,403 square foot hangar in Billings, Montana at a lease rate of $14,980 per year. This lease expires on October 31, 2002, if not renewed by mutual consent.

Item 5.   Other Events.

     On July 5, 2000, the Registrant filed an Amendment to the Articles of Incorporation changing its name to "Alpine Air Express, Inc." A copy of the Certificate of Amendment is attached hereto and incorporated herein by reference. See Item 7, Exhibit 3.

     On October 5, 1999, Alpine entered into a Consulting Services Agreement with SCS whereby it engaged SCS to identify a publicly-held company into which Alpine could effect a reverse reorganization or merger, and pursuant to which SCS would pay all costs associated with the reorganization or merger; engage counsel to gather and review documentation respecting any identified publicly-held company; cause the necessary documentation respecting any such reorganization or merger to be prepared and filed, where required; to assist the reorganized Alpine with introductions to broker/dealers; and to pay all costs incident to listing the reorganized Alpine in two nationally recognized financial manuals. Alpine paid SCS a deposit of $150,000, with the Alpine Stockholders to receive 87% of the reorganized Alpine; SCS to receive 8.5%; and the public stockholders to retain 4.5%. Alpine and SCS subsequently agreed to orally modify the consideration by agreeing that the Alpine Stockholders would receive approximately 90% of the reorganized Alpine, and that SCS and the public stockholders would together own the remaining 10% (SCS would be entitled to receive approximately 9.5% of this amount or 1,048,850 shares, to be divided by it with its counsel and certain other consultants and employees). Taking into consideration shares of the Registrant acquired by SCS from former principal stockholders of the Registrant and the shares retained by the public stockholders, the Registrant was required to issued SCS an additional 105,000 shares of its common stock as outlined in the amended
Exhibit I to the Alpine Plan. A copy of the Consulting Services Agreement is attached hereto and incorporated herein by reference. See Item 7, Exhibit 10.2.

Item 6.   Resignations of Registrant's Directors.

     Pursuant to the Registrant's Bylaws, the sole pre-Alpine Plan director and executive officer of the Registrant resigned and designated the directors and executive officers of Alpine to serve in the same capacities in which they served for Alpine, until the next respective annual meetings of the stockholders and the Board of Directors and until their respective successors are elected and qualified or until their prior resignations or terminations.

Item 7.   Financial Statements, Pro Forma Financial Information and
          Exhibits.

          (a)  Financial Statements of Businesses Acquired.

               (i) Historical financial information of Alpine Aviation, Inc. for the years ended October 31, 1999 and 1998 (audited)and the period ended April 30, 2000 (unaudited).

INDEPENDENT AUDITOR'S REPORT

To the Board of Directors
of Alpine Aviation, Inc.

We have audited the accompanying balance sheets of Alpine Aviation, Inc. (a Utah corporation) as of October 31, 1999 and 1998, and the related statements of income, stockholder's equity, and cash flows for the years then ended. These financial statements are the responsibility of the management of Alpine Aviation, Inc. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Alpine Aviation, Inc. as of October 31, 1999 and 1998, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

Squire & Company, P.C.
Orem, Utah
November 17, 1999

                              ALPINE AVIATION, INC.
                                 BALANCE SHEETS


                          April 30,          October 31,         October 31,
                            2000                1999                1998
                          --------           -----------         -----------
                        (Unaudited)
ASSETS

Current Assets:
Cash and cash
 equivalents            $  723,689          $ 2,008,747        $    905,537
Marketable securities    2,514,038              649,715              39,414
Accounts receivable      1,518,703            1,050,998           1,398,999
Prepaid expense            218,399              167,360             107,489
Inventories                748,310              501,791             468,496
Current portion of
 deferred tax asset         76,142               53,588                -
                        ----------          -----------        ------------

Total current assets     5,799,281            4,432,199           2,919,395

Property, Plant and
 Equipment net             106,439              109,627              60,361
                       -----------          -----------         -----------
Total assets           $ 5,905,720          $ 4,541,826         $ 2,980,296
                       ===========          ===========         ===========


LIABILITIES AND STOCKHOLDER'S EQUITY

Current Liabilities:
Accounts payable       $    92,252          $    194,322        $   465,207
Accounts payable -
related party              276,746               210,921            237,849
Accrued expenses           416,861               472,995            484,562
Refundable deposits         20,080                  -                  -
Current income tax payable 230,323               133,195               -
Current portion of deferred
taxes                       57,319                28,068               -
                       -----------           -----------        -----------

Total current
liabilities              1,093,581             1,039,501          1,187,618

Deferred Income Taxes        8,599                 2,433             14,718
                       -----------           -----------        -----------
Total liabilities        1,102,180             1,041,934          1,202,336



                            ALPINE AVIATION, INC.
                               BALANCE SHEETS
                                 Continued


Stockholder's Equity:
Common stock, 50,000
shares authorized, 25,000
shares issued and
outstanding, no par
value                        95,361               95,361             95,361
Cumulative other
comprehensive income         59,195              (31,405)             3,147
Retained earnings         4,648,984            3,435,936          1,679,452
                         ----------           ----------         ----------

Total stockholder's
equity                    4,803,540            3,499,892          1,777,960
                         ----------           ----------         ----------
Total liabilities and
stockholder's equity    $ 5,905,720          $ 4,541,826        $ 2,980,296
                        ===========          ===========        ===========

The accompanying footnotes are an integral part of these statements.

                           ALPINE AVIATION, INC.
               STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

                           Six Months Ended                  Years Ended
                               April 30,                     October 31,
                           ----------------                  -----------

                          2000           1999            1999          1998
                          ----           ----            ----          ----
                        (Unaudited)   (Unaudited)
Operating Revenues      $8,791,496    $5,811,011    $12,477,816    $9,629,491
                        ----------    ----------    -----------    ----------
Operating Expenses:
Direct operating
expenses                 4,713,624     3,636,071      7,756,988     7,522,051
General and
administrative             516,769       341,936      1,672,480     1,083,489
Depreciation                16,903        16,442         33,001        21,462
                        ----------    ----------    -----------    ----------

Total operating
expenses                 5,247,296     3,994,449      9,462,469     8,627,002
                        ----------    ----------    -----------    ----------

Operating Income         3,544,200     1,816,562      3,015,347     1,002,489

Other Income (Expense)     122,202        19,561       (120,504)      (80,045)
                        ----------    ----------    -----------    ----------
Income Before Income
Taxes                    3,666,402     1,836,123      2,894,843       922,444

Income Tax Expense
(Benefit):
Current income tax
 expense                 1,500,892       708,988      1,153,130       329,618
Deferred income tax
expense (benefit)          (47,538)      (31,486)       (14,771)       28,474
                        ----------    ----------     ----------    ----------
Total income tax expense
(benefit)                1,453,354       677,502      1,138,359       358,092
                        ----------    ----------     ----------    ----------

Net Income              $2,213,048    $1,158,621     $1,756,484    $  564,352
                        ==========    ==========     ==========    ==========
Earnings Per Share -
Basic and Fully Diluted $    88.52    $    46.34     $    70.26    $    22.57
                        ==========    ==========     ==========    ==========
Weighted Average
Shares Outstanding          25,000        25,000         25,000        25,000
                        ==========    ==========     ==========    ==========

The accompanying footnotes are an integral part of these statements.


                             ALPINE AVIATION, INC.
                     STATEMENTS OF STOCKHOLDER'S EQUITY



                                          Cumulative
                                             other
                                             Compre-
                       Common Stock          hensive    Retained
                       Shares    Amount       Income    Earnings     Total
                      ------     ------      -------    --------   ---------

Balance,
November 1, 1997    25,000      $95,361    $         $1,115,100    $ 1,210,461

Comprehensive Net
Income
  Calculation:
Net income             -         -                      564,352        564,352
Other comprehensive
income - net of tax.
Unrealized holding
gains arising during
the period             -         -            3,147         -            3,147
                     ------    -------        -----    ----------    ---------

Comprehensive Income   -         -            3,147      564,352       567,499
                     ------    -------        -----    ----------    ---------

Balance, October 31,
1998                 25,000      95,361       3,147    1,679,452     1,777,960

Comprehensive Net
Income
  Calculation:
Net income             -         -             -       1,756,484     1,756,484
Other comprehensive
income - net of tax.
Unrealized holding
losses arising during
the period             -         -          (34,552)         -        (34,552)
                     ------    -------       ------     ---------   ----------

Comprehensive Income   -         -          (34,552)    1,756,484    1,721,932
                     ------    -------      --------    ----------   ---------
Balance, October 31,
1999                 25,000      95,361     (31,405)    3,435,936    3,499,892

Comprehensive Net
Income
  Calculation
(unaudited):
Net income             -         -             -        2,213,048    2,213,048
Other comprehensive
income net of tax.
Unrealized holding
gains arising during
the period             -         -           90,600          -          90,600
                     ------    -------       ------     ---------    ---------

Comprehensive Income
(unaudited)            -         -           90,600     2,213,048    2,303,648

Dividends
(unaudited)            -         -             -       (1,000,000) (1,000,000)
                    ------    -------       ------     ---------    ---------

Balance, April 30,
2000 (unaudited)    25,000    $95,361       $59,195    $4,648,984   $4,803,540
                    ======    =======       =======    ==========   ==========



                   The accompanying footnotes are an integral part of these statements.

                              ALPINE AVIATION, INC.
                             STATEMENTS OF CASH FLOWS

                       Six Months Ended                         Years Ended
                           April 30,                             October 31,
                       -------------------------------------------------------
                          2000           1999           1999          1998
                       -------------------------------------------------------
                       (Unaudited)    (Unaudited)
Cash Flows from
Operating
Activities:
Net income             $2,213,048     $1,158,621     $1,756,484      $564,352
Adjustments to
reconcile net
 income to net cash
provided (used) by
 operating activities:
Realized loss on
marketable securities      16,980           -              -            -
Gain (loss) on disposal
of fixed assets            (1,036)          -              -             (23)
Deferred tax expense
(benefit)                 (47,538)       (31,486)       (14,771)      28,474
Depreciation and
amortization               16,903         16,442         33,001       21,462
Bad debt provision           -              (572)          -            (110)
Changes in assets and
liabilities:
Accounts receivable      (467,705)       324,275        348,001     (879,112)
Inventories              (246,519)        53,403        (33,296)     (94,693)
Prepaid expense           (51,039)        (5,075)       (32,561)     (79,036)
Accounts payable         (102,070)       (446,305)     (273,360)     213,478
Accounts payable -
related party              65,825           2,474       (26,928)      78,144
Accrued expenses          (56,134)       (422,787)       (9,091)     424,409
Customer deposits          20,080            -             -         (22,964)
Income taxes payable       97,128         539,315       105,885      (45,607)
                        ---------       ---------      --------       ------
   Total adjustments     (755,125)         29,684        96,880     (355,578)
                        ---------       ---------      --------      -------

Net cash provided by
operating activities    1,457,923       1,188,305     1,853,364      208,774

Cash Flows from Investing
Activities:
Purchase of marketable
securities             (1,730,303)          (1,635)    (667,887)        -
Proceeds from sale of
equipment                   2,500             -            -            -
Purchase of
equipment                 (15,178)         (77,035)     (82,267)      (2,322)
                       ----------       ----------    ---------      -------




                               ALPINE AVIATION, INC.
                             STATEMENTS OF CASH FLOWS
                                   Continued

Net cash used by
investing activities  (1,742,981)       (78,670)      (750,154)       (2,322)

Cash Flows from
 Financing Activities:
 Dividends paid       (1,000,000)          -              -             -
                      ----------     ----------     ----------     ---------
Net Increase (Decrease)
 in Cash and
 Cash Equivalents     (1,285,058)     1,109,635      1,103,210       206,452

Beginning Cash and
Cash Equivalents       2,008,747        905,537        905,537       699,085
                      ----------     ----------    -----------      --------
Ending Cash and Cash
Equivalents           $  723,689     $2,015,172    $ 2,008,747      $905,537
                      ==========     ==========    ===========      ========

The accompanying footnotes are an integral part of these statements

ALPINE AVIATION, INC. NOTES TO FINANCIAL STATEMENTS

Note 1.Summary of Significant Accounting Policies

This summary of significant accounting policies of Alpine Aviation, Inc. (the Company) is presented to assist in understanding the Company's financial statements. These accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

Business Description - The Company was incorporated in the state of Utah on October 3, 1975 for the purpose of, but not limited to, hauling air freight, serving commuter routes, and providing pilot training. The Company terminated commuter flights in July 1999. The Federal government enhances the income of the company on some of those essential air service routes.

Interim Financial Statements - The balance sheet as of April 30, 2000 and related statements of income, stockholder's equity and cash flows for the six-month periods ended April 30, 2000 and 1999 are unaudited. However, in the opinion of management these interim financial statements include all adjustments (consisting of only normal recurring adjustments) which are necessary for the fair presentation of the results for the interim periods presented. The results of operations for the unaudited six-month period ended April 30, 2000 are not necessarily indicative of the results which may be expected for the entire 2000 fiscal year.

Marketable Securities - The Company held marketable equity and debt securities recorded at aggregate fair market values totaling, $649,715, and $34,414 at October 31, 1999 and 1998, respectively. These securities are classified as available-for-sale. Gross unrealized gains and (losses) were $(57,586) and $4,995, for the years ending October 31, 1999 and 1998, respectively.

Accounts Receivable - The Company grants credit to its customers, substantially all of whom are businesses located in the western United States. The Company has no policy requiring collateral on any of its accounts receivable.

Allowances of $100,000 and $50,000 were established for accounts receivable for each year ended October 31, 1999 and 1998, respectively.

Inventory - Inventory consists of airplane parts, fuel and oil, and supplies and is stated at the lower of cost or market, determined using the first-in, first-out method (FIFO).

ALPINE AVIATION, INC.
NOTES TO FINANCIAL STATEMENTS

Note 1.  Summary of Significant Accounting Policies (Continued)

Depreciation - Provision for depreciation of property, plant and equipment is computed on the straight-line method for financial reporting purposes. Depreciation is based upon estimated useful lives as follows:

     Buildings and improvements          10 to 20 Years
     Equipment                           2 to 7 Years
     Furniture and fixtures              2 to 7 Years

Maintenance, repairs, and renewals which neither materially add to the value of the equipment nor appreciably prolong its life are charged to expense as incurred. Gains and losses on dispositions of equipment are included in net income.

Accumulated depreciation consists of $328,971, and $295,970 at October 31, 1999 and 1998, respectively.

Cash and Cash Equivalents - The Company considers demand deposits at banks and money market funds at other financial institutions with a maturity of three months or less to be cash equivalents.

Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts disclosed. Accordingly, actual results could differ from those estimates.

Additional Cash Flow Statement Disclosures - During the six months ended April 30, 2000 and 1999, the Company paid $3,059 and $7,028 in interest and $1,243,974 and $166,238 in income taxes, respectively. The Company paid $12,307 and $3,953 in interest and $989,068 and $195,558 in income taxes during the years ended October 31, 1999 and 1998, respectively. There were no non-cash investing and financing activities.

Note 2.Accounts Receivable

Accounts receivable consist of the following at October 31,:

                                                1999          1998
                                                ----          ----

Trade accounts receivable                   $1,010,273    $  998,172
Accounts receivable - related party             30,830       400,827
Accounts receivable - employee                   9,895          -
                                            ----------    ----------

                                            $1,050,998    $1,398,999
                                            ==========    ==========

                            ALPINE AVIATION, INC.
                       NOTES TO FINANCIAL STATEMENTS

Note 3.Income Taxes

The Company accounts for income taxes under the provision of SFAS 109 "Accounting for Income Taxes." This method requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between tax bases and financial reporting bases of assets and liabilities.

The provision for income taxes consists of the following:

                                                      October 31,
                                                      ----------
                                                1999             1998
                                                ----             ----

Current:
  Federal                                   $  982,405         $275,544
  State                                        170,725           54,074
                                            ----------         --------

Total current                                1,153,130          329,618

Deferred Expense (Benefit):
Income tax expense (benefit)                   (14,771)          28,474
                                            ----------         --------

Total income tax expense                    $1,138,359         $358,092
                                            ==========         ========

The income tax provision reconciled to the tax computed at the federal statutory rate is as follows:

                                                      October 31,
                                                      ----------
                                                1999             1998
                                                ----             ----


Income taxes at the statutory rate          $  964,667         $315,329
Non-deductible expenses                          3,712              323
State income taxes, net of federal benefit     169,980           42,440
                                            ----------         --------
Total income tax provision                  $1,138,359         $358,092
                                            ==========         ========
The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and liabilities are as follows:

                          ALPINE AVIATION, INC.
                       NOTES TO FINANCIAL STATEMENTS
                               CONTINUED

Note 3.Income Taxes
Continued
                                                      October 31,
                                                      ----------
                                                1999             1998
                                                ----             ----

Deferred tax assets:
Allowance for bad debts                     $   20,544         $  4,543
Accrued vacation and sick leave                 33,044             -
Valuation allowance                               -              (4,543)
                                            ----------         --------

Total deferred assets                           53,588             -

Deferred tax liabilities:
Unrealized holding gains                       (27,837)            -
Excess tax depreciation                         (2,664)         (14,718)
                                           -----------         --------

Total deferred liabilities                     (30,501)         (14,718)
                                           -----------         --------

Net deferred tax assets (liabilities)      $    23,087         $(14,718)
                                           ===========         ========

                             ALPINE AVIATION, INC.
                         NOTES TO FINANCIAL STATEMENTS

Note 4.Related Party Transactions

The Company leases its aircraft from CLB Corporation (CLB) and other related leasing entities, which are owned by the sole stockholder of the Company. The lease terms for aircraft and equipment vary from month to month and approximates $153,000 per month. The Company owed $210,921, and $237,849 in lease payments to related parties, at October 31, 1999 and 1998, respectively.

Total lease expenses to related parties for the years ended October 31, 1999 and 1998 is detailed below.

                                               October 31,
                                               -----------

                                            1999             1998
                                            ----             ----

  CLB Corporation                       $ 2,690,048       $ 2,337,330
  CLB Bates Partnership                        -               93,600
                                        -----------       -----------

                                        $ 2,690,048       $ 2,430,930
                                        ===========       ===========

Monthly engine overhaul reserves are paid based on actual flying hours during the month.

CLB reimburses the Company for certain qualifying repairs paid for or performed by the Company. At October 31, 1999 and 1998, the Company had a receivable of $30,830 and $400,827, respectively, related to these repairs.

Note 5.Operating Leases

The Company also leases real property under two operating lease agreements. One lease has a remaining term of 13 years. The other lease will expire October 2001. Future minimum lease payments are as follows:

                      2001                       $ 21,914
                      2002                         21,914
                      2003                          6,934
                      2004                          6,934
                      2005                          6,934
                      Thereafter                   58,356
                                                 --------
                                                 $122,986
                                                 ========

                           ALPINE AVIATION, INC.
                       NOTES TO FINANCIAL STATEMENTS

Note 6.401(k) Profit Sharing Plan

Employees who have been employed at least 3 months may contribute up to 17 percent of their compensation to the Company's 401(k) profit sharing plan. The Company contributes an additional 50 percent of the amount contributed by employees up to a maximum of 3 percent of compensation. Participants are fully vested in employer contributions after two years of service. The Company contributed $15,163, and $13,828 for the years ended October 31, 1999 and 1998, respectively.

Note 7.Concentrations

The Company receives the majority of its revenues from contracts with the U.S. Postal Service (USPS). For the years ending October 31, 1999 and 1998, the revenues from contracts with the USPS represented 79 percent and 67 percent of total revenues, respectively. For the years ending October 31, 1999 and 1998, accounts receivable from the USPS was $1,152,536 and $992,133, respectively. Although a loss of contracts with the USPS would severely impact the financial position of the Company, the Company's management believes that the relationship with the USPS is excellent and will continue.

The Company maintains cash balances at several financial institutions. Accounts at each institution are insured by the Federal Deposit Insurance Corporation up to $100,000. As of October 31, 1999 and 1998, the Company's uninsured cash balances totaled $1,142,849 and $721,448, respectively.

Note 8.Subsequent Events

On June 12, 2000, the Company consummated a reverse merger with a public shell, Riverside Ventures, Inc., wherein all of the outstanding common stock of the Company was exchanged for 9,895,000 shares of common stock of Riverside Ventures, Inc. The transaction qualified as a tax-free exchange pursuant to
Section 368 (a)(I)(B) of the Internal Revenue Code, as amended.

The Company has acquired an option to purchase CLB for $17,000,000. The purchase price will be paid for with shares of the Company's common stock. Solely for purposes of the CLB transaction, the Company's common stock will be valued at $3.40 per share. The option is for a period of two years. The purchase price was determined by the "blue book" value of the planes owned by CLB less any debt still owed on the planes. As of the date of the option, CLB had less than $840,000 in debt on its 24 planes.

Note 9.Recent Accounting Pronouncements

In June 1998, the Financial Accounting Standards Board ("FASB") issued SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities." This statement establishes accounting and reporting standards requiring that every derivative instrument be recorded on the balance sheet as either an asset or liability measure at fair value. The statement also requires that changes in the derivative's fair value be recognized currently in earnings unless specific hedge accounting criteria are met. In June 1999, the FASB issued SFAS No. 137, which deferred the application of SFAS No. 133 from fiscal years beginning after June 15, 1999 to fiscal years beginning after June 15, 2000. The application of SFAS No. 133 is not expected to have a material impact on the Company's financial statements.

               (ii) Historical financial information of Riverside Ventures, Inc. for the years ended October 31, 1999 and 1998 and for the period ended April 30, 2000 (Unaudited). These financial statements were re-configured to align with the financial statements of Alpine Aviation, Inc. as of October 31, 1999 and 1998 and April 30, 2000.

INDEPENDENT AUDITOR'S REPORT

To the Board of Directors
of Riverside Ventures, Inc.

We have audited the accompanying balance sheets of Riverside Ventures, Inc. (a Delaware corporation) as of October 31, 1999 and 1998, and the related statements of operations, stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the management of Riverside Ventures, Inc. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the balance sheets of Riverside Ventures, Inc. as of October 31, 1999 and 1998, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company is a development stage company seeking out business opportunities, including acquisitions. As discussed in Note 1 to the financial statements, the Company's activities have resulted in negative cash flows from operating activities and raise substantial doubt about its ability to continue as a going concern. Management's plans concerning these matters are also described in Note 1. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.


Squire & Company, P.C.
Orem, Utah
July 26, 2000

                         RIVERSIDE VENTURES, INC.
                      (A Development Stage Company)
                             BALANCE SHEETS

                                  April 30,      October 31,      October 31,
                                    2000            1999             1998
                                  ---------      -----------      -----------
                                 (Unaudited)
ASSETS                            $     -       $       -         $      -
                                  --------      ------------      -----------

LIABILITIES AND STOCKHOLDERS'
EQUITY

Current Liabilities:
Accounts payable                  $   7,608     $       108       $      -
Accounts payable - related party      1,730             993               468
                                  ---------     -----------       -----------

Total current liabilities             9,338           1,101               468

Stockholders' Equity:
Preferred stock, $.001 par value,
 1,000,000 shares authorized,
 no shares issued and
 outstanding                           -               -                 -
Common stock, $.001 par value,
20,000,000 shares authorized,
 1,000,000 shares issued
 and outstanding                      1,000           1,000             1,000
Additional paid-in capital            7,515              15                15
Accumulated deficit during the
 development stage                  (17,853)         (2,116)           (1,483)
                                   --------      ----------       -----------

Total stockholder deficit            (9,338)         (1,101)             (468)
                                   --------      ----------       -----------
Total liabilities and stockholders
equity                            $    -         $     -          $     -
                                  =========      ==========       ===========



The accompanying footnotes are an integral part of these statements.

                          RIVERSIDE VENTURES, INC.
                        (A Development Stage Company)


                           STATEMENTS OF OPERATIONS

                                                                 Cumulative
                                                                    from
                                                                 Inception
                                                              (April 20, 1994)
                         April 30,          October 31,          to April 30
                      2000       1999      1999       1998            2000
                      ----       ----      ----       ----     ---------------

REVENUES              -            -             -         -           -
                   ---------    ---------  ---------  ---------   ---------

Operation Expenses:
  General and
  administrative    15,737         468          633       108        17,853
                   ---------    ---------   ---------  ---------  ---------
Total operating
expenses            15,737         468          633       108        17,853
                   ---------    ---------   ---------  ---------  ---------
Net Loss         $ (15,737)    $  (468)     $  (633)   $ (108)    $ (17,853)
                   =========    =========   =========  =========  =========

Net Loss Per
Common Share-
  Basic and Fully
  Diluted        $    -        $   -        $    -     $   -     $     -
                   =========    =========   =========  =========  =========
Weighted Average
Shares            1,000,000     1,000,000    1,000,000  1,000,000 1,000,000
                   =========    =========   =========  =========  =========



The accompanying footnotes are an integral part of these statements.

                              RIVERSIDE VENTURES, INC.
                            (A Development Stage Company)
                         STATEMENTS OF STOCKHOLDERS' EQUITY

                                                                   Accumulated
                                                                     Deficit
                            Common Stock           Additional      During the
                            ------------             Paid-In      Development
                         Shares        Amount        Capital         Stage
                         ------        ------        -------      -----------

Issuance of Common
  Stock for Cash
  and Services,
  April 20, 1994       1,000,000       $1,000           $15       $   -
 Net Loss                   -            -             -            (1,015)
                       ---------       ------          ----       --------
Balances at
October 31, 1994       1,000,000        1,000            15         (1,015)
  Net Loss                  -            -             -              (134)
                       ---------        -----          ----       --------
Balances at
October 31, 1995       1,000,000       1,000             15         (1,149)
  Net Loss                  -           -              -              (116)
                       ---------       -----           ----       --------
Balances at
October 31, 1996       1,000,000       1,000             15         (1,265)
  Net Loss                  -           -              -              (110)
                       ---------       -----           ----       --------
Balances at
October 31, 1997       1,000,000       1,000             15         (1,375)
  Net Loss                  -           -              -              (108)
                       ---------       -----           ----       --------
Balances at
October 31, 1998       1,000,000       1,000             15         (1,483)
  Net Loss                  -           -              -              (633)
                       ---------       -----           ----       --------
Balances at
October 31, 1999       1,000,000       1,000             15         (2,116)
  Net Loss -
 (unaudited)                -           -              -          (15,737)
                       ---------       -----           ----       --------
Balances at
April 30, 2000 -
  (unaudited)          1,000,000       $1,000         $  15       $(17,853)
                       =========       ======         =====       ========

The accompanying footnotes are an integral part of these statements.

                        RIVERSIDE VENTURES, INC.
                     (A Development Stage Company)


                        STATEMENTS OF CASH FLOWS

                                                                Cumulative
                                                                   from
                                                                Inception
                               April 30,      October 31,     (April 20, 1994)
                                                                to April 30,
                           2000        1999  1999      1998         2000
                           ----        ----  ----      ----   ---------------
         --------------------------------------------------------------------
                       (Unaudited)  (Unaudited)                 (Unaudited)

Cash Flows from
Operating Activities:
  Net loss             $(15,737)    $ (468)  $ (633)   $ (108)   $(17,853)
  Adjustments to
  reconcile net income
  to net cash provided
  by operating
  activities:
   Increase in accounts
   payable                8,237        468      633       108       9,338
                       ---------     ------   -----     -----     ---------
  Net cash used in
  operating activities   (7,500)         -       -         -       (8,515)


Cash Flows from
Financing Activities:
  Additional paid-in
  capital                 7,500          -       -         -         7,515
  Sale of common stock     -             -       -         -         1,000
    Total operating
    expenses           ---------     ------    -----    -----     ---------

  Net cash provided by
  financing activities    7,500          -       -         -         8,515
                       ---------     ------    -----    -----     ---------

Net increase in Cash
and Cash Equivalents      -              -       -         -             -


Cash and Cash Equivalents
  Balance at Beginning
  of Period               -              -       -         -             -
                       ---------     ------    -----    -----     ---------
Cash and Cash
Equivalents
  Balance at End
  of Period            $  -          $   -      $ -     $  -      $      -



The accompanying footnotes are an integral part of these statements.

                          RIVERSIDE VENTURES, INC.
                       (A Development Stage Company)
                       NOTES TO FINANCIAL STATEMENTS

Note 1.Organization and Significant Accounting Policies

Nature of Business - The Company was incorporated under the laws of the State of Delaware on April 20, 1994, for the purpose of seeking out business opportunities, including acquisitions. The Company is in the development stage and will be very dependent on the skills, talents, and abilities of management to successfully implement its business plan.

Business Condition - Since inception, the Company's activities have been limited to organizational matters resulting in negative cash flows from operating activities. The Company's continued existence is dependent upon the cash inflows from its investors. Management believes that the Company will continue as a going concern through investor capital contributions and profitable business ventures.

Note 2.Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less to be cash equivalents.

Note 3.Related Party Transactions

The Company currently receives the use of office space free of charge from an officer of the Company. The fair market value of the office space is insignificant.

Additionally, the Company has received legal services valued at $1,730 from stockholder's of the Company and is shown in the accounts payable - related party account.

Note 4.Income Taxes

As of April 30, the Company has a net operating loss carry forward of $17,853 that will begin expiring in the year 2009. No deferred tax asset has been booked due to the uncertainty of the ability of the Company to use the loss carry forward.

                           RIVERSIDE VENTURES, INC.
                        (A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

Note 5.Stock Option Plan

The Company has stock option plans for directors, officers, employees, advisors, and employees of companies that do business with the Company, which provide for non-qualified and qualified stock options. The Stock Options Committee of the Board determines the option price, which cannot be less than the fair market value at the date of the grant or 110 percent of the fair market value if the Optionee holds 10 percent or more of the Company's common stock. The price per share of shares subject to a Non-Qualified Option shall not be less than 85 percent of the fair market value at the date of the grant. Options generally expire either three months after termination of employment or ten years after date of grant (five years if the optionee holds 10 percent or more of the Company's common stock at the time of grant). No options have been granted under the plan.

Note 6.Subsequent Event

On June 12, 2000, the Company acquired all of the outstanding common stock of Alpine Aviation, Inc. in exchange for 9,895,000 shares of common stock of Riverside Ventures, Inc. in a transaction qualifying as a tax-free exchange pursuant to Section 368 (a)(I)(B) of the Internal Revenue Code, as amended. The transaction will be accounted for as a reverse acquisition with the surviving entity being Alpine Air Express, Inc. (formerly Alpine Aviation, Inc.)

Note 7.Recent Accounting Pronouncements

In June 1998, the Financial Accounting Standards Board (FASB) issued SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities. This statement establishes accounting and reporting standards requiring that every derivative instrument be recorded on the balance sheet as either an asset or liability measured at fair value. The statement also requires that changes in the derivative's fair value be recognized currently in earnings unless specific hedge accounting criteria are met. In June 1999, the FASB issued SFAS No. 137, which deferred the application of SFAS No. 133 from fiscal years beginning after June 15, 1999 to fiscal years beginning after June 15, 2000. The application of SFAS No. 133 is not expected to have a material impact on the Company's financial statements.

               (iii) Management Discussion and Analysis of Operations.
General
-------

     Since the mid 90's, Alpine has been profitable with consistent revenue. Net profits have ranged from a low in 1995 of $96,981 on revenue of $7,050,026 to net profits of $1,756,484 in 1999 on revenue of $12,477,816. We believe this increase in revenue and more importantly net income is the result of focusing on our primary customer, the Postal Service. The focus on the Postal Service comes after pursuing various avenues in the aviation industry. We have tried to be a charter carrier, passenger carrier and support integrated cargo carriers. We discovered in each of these avenues that a small carrier such as Alpine has little negotiation capabilities and is at the discretion of the larger carriers and customers as to terms of payment. This placed substantial burden on our ability to meet our own financial needs, much less grow. Although these other markets could be profitable, certain dynamics such as size and steady cash flow had to be achieved before entering them. After analyzing the various options available, we determined that until a certain size was reached, we should focus on government contracts, specifically the Postal Service.

     The Postal Service offered us the ability to have a consistent, reliable source of revenue and immediate payments helping to solve cash flow problems
we previously faced.   The Postal Service also had need for a carrier who
could expand in the western portion of the United States and would meet certain customer service goals such as on-time performance, which is critical to the Postal Service. By focusing our efforts to satisfy the needs of the Postal Service, we have been able to build a strong relationship resulting in our expansion to 20 Postal Service routes.

     While we will continue to focus on maintaining our Postal Service contracts and feel confident we will be able to acquire additional Postal Service routes, there is always the possibility that someone will enter our market area and take some of these routes. However, there is no indication,
at this time, that any other parties are trying to do this.   We believe our
relationship with the Postal Service is strong enough to maintain our current relationship, at a minimum.

     Since we now have the established revenue flow from our Postal Service routes, we would like to go after some of the cargo business we were not able to handle before, including providing carrier services to integrated carriers such as FedEx and Emery. Many of these integrated carriers use local airlines to carry the integrated carriers cargo between smaller markets where the economics do not make sense for them to devote manpower and planes. These routes, however, are profitable to a carrier with the right structure. We have proven the profitability of servicing these smaller markets through our work with the Postal Service and now feel we can grow our business by offering the same quality service to the integrated carriers, freight forwarding companies and non-integrated domestic, international and regional cargo companies. We anticipate it will take time to develop material contracts with integrated carriers and freight forwarders. Most of these companies already have existing relationships with air cargo companies.

Plan of Operation
-----------------

     We have been successful in steadily increasing revenue and net income. Over the next year we anticipate a new Postal Service contract being announced which, based on current discussions, should be on similar terms as the existing contract. We have no reason to believe we would not receive our current routes and are hopeful that as the amount of mail continues to increase we will be able to receive additional routes in the western portion of the United States which can be serviced from our current facilities.

     We do intend to acquire, through lease or purchase, additional planes to meet increasing demand and allow us to bid on additional work. Management has consistently maintained a policy of low debt ratios so we will not finance these planes with heavy debt. We anticipate using existing cash flow and potentially selling equity in Alpine to make up any other sums needed. A third alternative and one we most likely will use in the short term, will be to rely on the financing provided by Eugene Mallette who, through CLB, owns the other planes we use. Mr. Mallette has indicated a willingness to purchase the planes and lease them back to Alpine on similar terms to the current CLB agreements. Mr. Mallette has stated he has the financing to purchase up to 15 additional planes.

    We are in the process of building new facilities at our Provo, Utah headquarters. These new facilities will serve as our corporate offices,
maintenance and training facilities.   We intend to sell the current
facilities in Provo to help pay for the new facilities and to pay the balance of the cost with our current capital and ongoing revenue. The facilities will be at the Provo Airport and be built on grounds leased from Provo City. The lease will be for 40 years, and like our current lease be for a fairly nominal monthly rent.

Liquidity and Capital Resources
-------------------------------

October 31, 1999
----------------

     In reviewing our financial position, we have focused on Alpine Aviation's operations prior to the merger with Riverside. We have treated the merger as a "reverse acquisition" and we are changing year ends to October 31 to match Alpine Aviation's.

     Financially, Alpine is experiencing its best times since inception. For the fiscal year ended October 31, 1999, we had record profits that left Alpine with current assets of $4,432,199 compared with current liabilities of $1,093,581 and little long term debt. With a working capital surplus of $3,336,618 we are positioned to complete the building of our new facility in Provo, Utah which we anticipate costing around $1,000,000. We only anticipate having to expend approximately $500,000 out of existing funds once we complete the sale of our existing facility. Even if our current facility does not sell for a period of time or we receive less than anticipated, our budget will be
able to handle the in-house financing of the new facility.   We do not
anticipate any problems with liquidity in the upcoming year. Revenues should exceed the previous years, resulting in additional cash to fund operations and expansion.

     The only expenditures anticipated besides the new facility are for additional cargo aircraft. Management anticipates following its existing practice of not incurring large amounts of long term debt. Accordingly, if the planes cannot be financed out of existing revenue, management will seek alternatives. Hopefully, we will raise the necessary capital through the sale of equity. If not, Eugene Mallette has indicated a willingness, through other entities he controls, to purchase the planes and lease them back to Alpine. The lease terms would be similar to the ones currently being paid on our other planes which are also leased from an entity controlled by Mr. Mallette. We believe these terms to be very favorable.

April 30, 2000
--------------

     As of April 30, 2000, our working capital surplus improved to $4,705,700, with current assets of $5,799,281 and total liabilities of approximately $1,100,000. We feel good about the $1,000,000 increase in working capital since October 31, 1999, particularly since we paid $1,000,000 in dividends during the quarter ended April 30, 2000.

     We believe the next two quarters should produce similar results leaving us with a strong financial position for the next twelve months. Even with anticipated expansion, the operations are producing enough cash flow that our business should continue to remain profitable, as long as our Postal Service routes continue.

Results of Operation
--------------------

October 31, 1999
----------------

     Our last fiscal year was our best year ever in terms of revenue and net income. Revenue for the fiscal year ended October 31, 1999, was $12,477,816 which represented an increase of $2,848,325 or 30% over the $9,629,491 in revenue for the same period in 1998. More importantly, net income increased almost 211% to $1,756,484 for the fiscal year ended October 31, 1999, from $564,352 received in 1998.

     The increase in net income was the result of increased loads and expanded route system resulting in better utilization of planes and pilots. We consider these results even better than expected given the high fuel cost we had to pay in 1999 and continue to pay today. As we are able to expand routes, net income should continue to increase given our ratio of fixed cost to variable cost.

     Our contract with the Postal Service more than made up for the higher fuel cost as they awarded us expanded routes increasing from 12 routes in 1998 to 19 in 1999. These increased routes allowed us to utilize our planes and pilots more efficiently. This additional revenue offset the increased variable cost of fuel and maintenance. We anticipate that fuel costs will remain about the same for this year, somewhere near $1.65 per gallon on average.

     One advantage we have over other carriers is the Postal Service contracts have a fuel expense increase clause. This clause automatically increases the amount the Postal Service pays us when fuel costs increase, making adjustments every quarter. Accordingly, as fuel costs go up, we generally only experience a quarter lag time before we begin to be paid at a higher rate.

     Wage expense increased by $524,267 for a couple of reasons. First, our business expanded which required we hire additional pilots to fly the new routes. However, a major increase came from bonus to our employees and management. To show our appreciation to our employees, we gave them part of a "bonus" received from the Postal Service. The bonus was for our on-time performance being in the top 10% for all regional carriers. This bonus was $135,949 for 1999. To show our appreciation for our employees making this bonus possible, we passed along $66,200 of the bonus to the employees. Unfortunately, the Postal Service will not be offering a performance bonus until September 2001, at the earliest. They have indicated other incentives will be built into the new contract but at this time we do not know how these new incentives of the contract will affect our revenue. The other major increase in wages related to bonuses to officers of $265,000.

     One factor we anticipate might change in upcoming years is the revenue received from our fixed based operations. We do not feel it makes long term economic sense to continue to operate our fixed based operations for third party use. Last year, the fixed based operation contributed about $654,000 to our revenue. Although this seems like a lot of money for a company our size, when matched with the related expenses, the fixed based operation operated at only a slight profit. As, and if, this change occurs, we will refocus the personnel used in the fixed based operation to maintenance of our own planes and to other administrative needs.

April 30, 2000
--------------

     For the six months ending April 30, 2000, operating revenue increased to $8,791,496. This was almost a $3,000,000 increase over the same period in 1999 when revenue was $5,811,011. More importantly, our operating income increased to $3,544,200 from $1,816,562 for the six months ending April 30, 2000, as compared to April 30, 1999. Net income after taxes was $2,213,048.

     Management is pleased with these numbers and feels they show how well we have been able to expand operations and maintain our expenses. Except for those variable costs related to the increase in operations, expenses remained fairly constant from prior periods. As expected flight operations, maintenance and rental expenses increased as we added flights. These increases, however, were more than offset by the additional revenue generated. As a result of management's efforts to maintain cost and expand operations, our profit margin on operating income increased to 40% from 31% from the prior six month period. Management feels these profit margins are reflective of future results if we are able to continue to expand operations.

    For the six months ended April 30, 2000, general and administrative expenses expanded as we continued to reward employees with payroll bonuses. We do not anticipate paying large bonuses as we move forward. In the past as
a private company, bonuses were the best way to reward management.   Now, as
we move into more of a public company, we plan on creating an option plan to link management's performance with increasing shareholder value. As we branch out into different revenue sources and reduce our dependency on the Postal Service, we would anticipate that profit margins on the new business would not be as favorable, at first, as new routes have to be developed, and additional planes and personnel added.

    We also will reduce some expenses completely in the future. Flight instruction and rentals which were $217,535 expense item will no longer be incurred once we sell our fixed base facility. This will also remove $262,397 in revenue from these items. Management feels the reallocation of these resources will more than make up for the lost revenue. Particularly when considering the maintenance on the aircraft and the managerial time devoted to these marginal revenue activities.

          (b)  Pro Forma Financial Information.

          Pro forma combined financial statements of Alpine Air Express, Inc. (formerly Riverside Ventures, Inc. and Alpine Aviation, Inc.) as of April 30, 2000 (Unaudited).

Alpine Air Express, Inc.
(Formerly Riverside Ventures, Inc. and
Alpine Aviation, Inc.)
Pro Forma Combined Financial Statements
(Unaudited)

The following unaudited pro forma combined balance sheet and statement of income aggregate the unaudited balance sheet and statement of income of Riverside Ventures, Inc. (Riverside) (a Delaware Corporation) as of April 30, 2000, and the unaudited balance sheet and statement of income of Alpine Aviation, Inc. (Alpine) (a Utah Corporation) as of April 30, 2000, giving effect to a transaction which was completed on June 12, 2000, wherein Riverside acquired Alpine (the "Acquisition"). The business combination is treated as a recapitalization of Alpine with Riverside issuing common stock in exchange for all of the issued and outstanding shares of Alpine. The following pro forma balance sheet and statements of income used management assumptions as described in the notes and the historical financial information available at April 30, 2000. The financial statements of Riverside included in the October 31, 1999 pro forma income statement were audited as of October 31, 1999 and are herein included with Alpine at October 31, 1999. The financial statements of Alpine included in the October 31, 1999 pro forma income statement were audited as of October 31, 1999. Again, the format and amounts used in these pro forma financial statements are based on those financial statements.

The pro forma combined balance sheet and statements of income should be read in conjunction with the separate financial statements and related notes thereto of Riverside and Alpine. The pro forma combined financial statements are not necessarily indicative of the combined balance sheet and statements of income which might have existed for the period indicated or the results of operations as they may be now or in the future.

                            ALPINE AIR EXPRESS, INC.
           (Formerly Riverside Ventures, Inc. and Alpine Aviation, Inc.)
                    PRO FORMA COMBINED BALANCE SHEET
                             April 30, 2000
                               (Unaudited)

                       Alpine          Riverside       Pro forma
                      Aviation,        Ventures,        Increase     Pro forma
                        Inc.              Inc.         (Decrease)    Combined
                     ----------        ---------       ----------    ---------
ASSETS

Current Assets:
Cash and cash
equivalents            $  723,689       $    -        $     -      $  723,689
Marketable securities
                        2,514,038            -              -       2,514,038
Accounts receivable     1,518,703            -              -       1,518,703
Prepaid expense           218,399            -           229,807      448,206
Inventories               748,310            -              -         748,310
Current portion of
deferred tax asset         76,142            -              -          76,142
                       ----------        -------      ----------   ----------

Total current assets    5,799,281            -           229,807    6,029,088

Property, Plant and
Equipment - net           106,439            -              -         106,439
                      -----------        -------      ----------   ----------

Total assets           $5,905,720        $   -        $  229,807   $6,135,527
                      ===========        =======      ==========   ==========

LIABILITIES AND
STOCKHOLDERS' EQUITY

Current Liabilities:
Accounts payable      $     92,252       $ 9,338     $      -     $   101,590
Accounts payable -
 related party             276,746          -               -         276,746
Accrued expenses           416,861          -               -         416,861
Refundable deposits         20,080          -               -          20,080
Current income tax payable 230,323          -           (230,323)        -

Current portion of
deferred taxes              57,319          -               -          57,319
                         ---------       -------      ----------      -------
Total current
liabilities              1,093,581         9,338        (230,323)     872,596

Deferred Income Taxes        8,599          -               -           8,599
                         ---------         -----      ----------      -------
Total liabilities        1,102,180         9,338        (230,323)     881,195



                           ALPINE AIR EXPRESS, INC.
           (Formerly Riverside Ventures, Inc. and Alpine Aviation, Inc.)
                    PRO FORMA COMBINED BALANCE SHEET
                             April 30, 2000
                               (Unaudited)

                         Alpine          Riverside       Pro forma
                       Aviation,        Ventures,        Increase    Pro forma
                          Inc.              Inc.         (Decrease)  Combined
                      ----------        ---------       ----------   ---------


Stockholders' Equity:
Preferred stock,
1,000,000 shares
 authorized, no shares
 issued and
 outstanding,
 $.001 par value               -             -               -           -
Common stock, 20,000,000
 shares authorized,
 11,000,000 shares issued
 and outstanding, $.001
 par value                  95,361        1,000          (85,361)     11,000
Paid-in capital-                          7,515        1,497,758   1,505,273
Cumulative unrealized
holding gains
on securities               59,195         -                -         59,195
Retained earnings        4,648,984      (17,853)        (952,267)  3,678,864
                       -----------      -------        ---------   ---------
Total stockholders'
equity                   4,803,540       (9,338)         460,130   5,254,332
                       -----------      -------        ---------   ---------

Total liabilities and
stockholders'
equity                 $ 5,905,720      $  -          $  229,807  $6,135,527
                       ===========      =======       ==========  ==========

The accompanying notes are an integral part of the pro forma combined financial statements.

                             ALPINE AIR EXPRESS, INC.
          (Formerly Riverside Ventures, Inc. and Alpine Aviation, Inc.)
                     PRO FORMA COMBINED STATEMENT OF INCOME
                     For the Six Months Ended April 30, 2000
                                  (Unaudited)

                       Alpine          Riverside       Pro forma
                      Aviation,        Ventures,        Increase     Pro forma
                        Inc.              Inc.         (Decrease)    Combined
                     ----------        ---------       ----------    ---------
Operating Revenues   $8,791,496        $    -          $      -    $8,791,496

Operating Expenses:
Direct operating
expenses              4,713,624             -                 -     4,713,624
General and
administrative          516,769           15,737         1,430,250  1,962,756
Depreciation             16,903             -                 -        16,903
                      ---------        ----------         ---------  ---------
Total operating
expenses              5,247,296           15,737         1,430,250  6,693,283
                      ---------        ---------         ---------  ---------
Operating Income
(Loss)                3,544,200          (15,737)       (1,430,250) 2,098,213

Other Income            122,202             -                 -       122,202
                      ---------        ---------         ---------  ---------
Income (Loss)
Before Income
Taxes                 3,666,402          (15,737)       (1,430,250) 2,220,415

Income Tax Expense
(Benefit):
Current income
tax expense           1,500,892             -             (460,130)  1,040,762
Deferred income
 tax benefit            (47,538)            -                 -       (47,538)
                      ---------        ---------         ---------  ---------
Total income
tax expense
 (benefit)            1,453,354             -             (460,130)   993,224
                     ----------        ---------         ---------  ---------
Net Income
(Loss)              $ 2,213,048       $  (15,737)      $  (970,120)$1,227,191
                    ===========       ===========      ============ =========

Net Income Per
 Common Share -
Basic and Fully
Diluted                                                           $       .11
                                                                  ===========

Weighted Average
 Shares Outstanding                                                11,000,000
                                                                   ==========

The accompanying notes are an integral part of the pro forma combined financial statements.

                            ALPINE AIR EXPRESS, INC.
            (Formerly Riverside Ventures, Inc. and Alpine Aviation, Inc.)
                   PRO FORMA COMBINED STATEMENT OF INCOME
                    For the Year Ended October 31, 1999
                                (Unaudited)

                       Alpine       Riverside     Pro forma
                      Aviation,     Ventures,     Increase       Pro forma
                        Inc.           Inc.      (Decrease)       Combined
                     ----------     ---------    ----------      ---------
Operating Revenues  $12,477,816     $    -       $      -      $12,477,816

Operating Expenses:
Direct operating
expenses              7,756,988          -              -        7,756,988
General and
administrative        1,672,480           633      1,430,250     3,103,363
Depreciation             33,001                         -           33,001
                    -----------     ---------     ----------     ---------

Total operating
expenses              9,462,469           633      1,430,250    10,893,352
                    -----------     ---------     ----------    ----------

Operating Income
(Loss)                3,015,347          (633)    (1,430,250)    1,584,464

Other Income           (120,504)         -              -         (120,504)
                    -----------     ---------      ---------     ---------

Income (Loss)
Before Income
Taxes                 2,894,843          (633)    (1,430,250)    1,463,960

Income Tax Expense
Current income
tax expense           1,153,130          -          (460,130)      693,000
Deferred income
 tax expense            (14,771)         -              -          (14,771)
                    -----------     ---------      ---------     ---------

Total income
tax expense
                      1,138,359          -          (460,130)      678,229
                    -----------     ---------      ---------     ---------

Net Income
(Loss)              $ 1,756,484     $     (633)    $(970,120)   $  785,731
                    ===========     ==========     =========    ==========


Net Income Per
 Common Share -
Basic and Fully
Diluted                                                         $      .07
                                                                ==========

Weighted Average
 Shares Outstanding                                             11,000,000

                                                                ==========

The accompanying notes are an integral part of the pro forma combined financial statements.

                           ALPINE AIR EXPRESS, INC.
            (Formerly Riverside Ventures, Inc. and Alpine Aviation, Inc.)
                PRO FORMA COMBINED NOTES TO FINANCIAL STATEMENTS

Riverside Ventures, Inc. - The Company was incorporated under the laws of the State of Delaware on April 20, 1994, for the purpose of seeking out business opportunities, including acquisitions. The Company is a development stage company and since inception, the Company's activities have been limited to organizational matters and has not commenced its principal business activities.

Alpine Aviation, Inc. - The Company was organized under the laws of the State of Utah on October 3, 1975. The Company was formed for the purpose of, but not limited to, hauling air freight, serving commuter routes, and providing pilot training.

Pro forma Adjustments - Riverside acquired all of the issued and outstanding shares of Alpine in exchange for 9,895,000 shares of previously authorized but unissued common stock of Riverside with a par value of $.001. The acquisition has been treated as a recapitalization of Alpine. In addition, as part of the merger, an additional 105,000 shares were issued in the merger in satisfaction of an obligation of Riverside to Smith Consulting Services (SCS). The agreement required a total of 1,048,850 shares to be received in payment of fees associated with the merger. Consequently, a pro forma adjustment has been recorded for the total value of shares issued to SCS of $1,430,250.

          Exhibits

           2.1         Agreement and Plan of Reorganization

                         Exhibit A-   Amended List of Stockholders of Alpine
                                      Aviation, Inc.
                         Exhibit B-   Riverside's Financial Statements for
                                      the years ended 6/30/99 and 6/30/98
                         Exhibit B-1- Riverside's Financial Statements for the
                                      period ended March 31, 2000.
                         Exhibit C-   Riverside's Exceptions.
                         Exhibit D-   Alpine Aviation, Inc. Financial
                                      Statements for the years ended October
                                      31, 1999 and 1998
                         Exhibit E-   Alpine Exceptions.
                         Exhibit F-   Investment Letters.

                         Exhibit G-   Riverside's Compliance Certificate.
                         Exhibit H-   Alpine's Compliance Certificate.
                         Exhibit I-   Amended Finder's Agreements

           2.2      Amendment to Agreement and Plan of Reorganization

           3 Certificate of Amendment effecting the name change to "Alpine Air Express, Inc."

          10.1      Stock Purchase and Sale Agreement

          10.2      Consulting Services Agreement with Smith Consulting
                    Services, Inc.

          99        10-SB Registration Statement*

         * Incorporated herein by reference.

Item 8.   Change in Fiscal Year.

          None; not applicable.

                           SIGNATURES

          Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                              ALPINE AIR EXPRESS, INC.

Date: 8/30/00                    By: /s/ Eugene R. Mallette
     ---------------             -------------------------------------
                                 Eugene R. Mallette
                                 CEO and Director


Date: 8/31/00                    By: /s/ Bill Distenfano
     ---------------             --------------------------------------
                                 Bill Distenfano
                                 President and Director


Date: 8/31/00                    By: /s/ Max A. Hansen
     ----------------            --------------------------------------
                                 Max A. Hansen
                                 Secretary/Treasurer and Director